ASPEN DIVERSIFIED FUND LLC
                            SUBSCRIPTION AGREEMENT


                                AUGUST 4, 2006
                 (Not for use for investments after May 1, 2007)

                     PLEASE READ CAREFULLY BEFORE SIGNING

ALL SUBSCRIPTIONS ARE SUBJECT TO ACCEPTANCE BY THE MANAGING MEMBER. ALL INFORMATION REQURIED TO BE PROVIDED HEREIN BY SUBSCRIBERS FOR DETERMINING PURCHASER QUALIFICATION WILL BE KEPT STRICTLY CONFIDENTIAL.

                             Subscription Address:
                          ASPEN DIVERSIFIED FUND LLC
                           c/o Aspen Partners, Ltd.
                                Managing Member
                           1230 Peachtree Street, NE
                                  Suite 1750
                            Atlanta, Georgia 30309
                            Phone:  (404) 879-5126
                              Fax:  (404) 879-5128

Note: Completed documents must be received by Aspen Partners, Ltd. by the close of business, three business days before month end. Funds must be received by Aspen Partners, Ltd. by the close of business, two business days before month end.

                             Wire Instructions:
                     Bank of America, N.A., New York, NY
                             100 W. 33rd Street
                             New York, NY 10001

                             ABA# 026 009 593
                     Credit - Aspen Diversified Fund LLC
                          Account #003 286 235 140
                For Further Credit To: (Insert Investor Title)

Federal and state securities laws require that investors in private offerings such as this Fund meet certain suitability requirements. In order to determine whether you qualify for this investment, the Managing Member needs information regarding your financial status and investment background. It is imperative that you fill out the following documents accurately and completely. Incomplete documents will be returned, and may cause delays in the investment. The information set forth in this Agreement will be kept confidential by the Managing Member and will not be disclosed except (i) to the extent that any information is required to be disclosed in accordance with any law, rule, regulation or order of any court, arbitration panel, governmental, regulatory or self-regulatory authority (ii) to the agents, employees and affiliates of the Managing Member; and (iii) to the attorneys, accountants and other persons providing professional services to the Managing Member and the Fund.


ASPEN DIVERSIFIED FUND, LLC

SUBSCRIPTION AGREEMENT

Ladies and Gentlemen:

I.    Subscription for Interests in the Fund.

      The undersigned subscriber (the "Investor") hereby irrevocably subscribes for that dollar amount of limited liability company interests ("Interests") in the Aspen Diversified Fund LLC, a Delaware limited liability company (the "Fund"), as set forth on the signature page attached hereto. The minimum initial subscription is $25,000 for Interests in Class A, Class B, and Class E and $5,000,000 for Interests in Class C and Class D; a lower minimum may be permitted by Aspen Partners, Ltd., the Managing Member of the Fund (the "Managing Member") in special cases and may be permitted with respect to sales made by certain selling agents. Payment in full for Interests must be received by the Fund no less than two (2) business days prior to the first day of the month in which the Investor desires to become a member of the Fund. Payment for the Interests may be made by check payable to "Aspen Diversified Fund, LLC" or by wire transfer of immediately available funds to the Fund's bank account (wire transfer instructions are available from the Managing Member). This signed Subscription Agreement (the "Subscription Agreement") together with a completed Questionnaire to Prospective Purchasers attached as Annex A hereto (the "Purchaser Questionnaire"), must be received by the Fund no less than three (3) business days prior to the first day of the month in which the Investor desires to become a member of the Fund. For purposes of this Subscription Agreement, a business day shall mean any day other than Saturday, Sunday or a day on which the commercial banks located in the State of Georgia are closed for business. The undersigned understands that if the undersigned's subscription is rejected the undersigned's subscription amount will be promptly returned to the undersigned without interest or deduction. If accepted, the undersigned's subscription amount will be used to purchase an Interest. Except as otherwise provided by state securities laws, all subscriptions, once submitted, are irrevocable.

II.   Representations and Warranties of Subscriber.

      As an inducement to the Managing Member, acting on behalf of the Fund, to sell the undersigned the Interest for which the undersigned has subscribed, the undersigned hereby represents and warrants to the Managing Member and the Fund as follows:

a. If an individual, the Investor is over 21 years old and is legally competent to execute this Agreement; if an entity, the Investor is duly authorized and qualified to become a member in the Fund (a "Member") and the individual signing this Agreement has been duly authorized by the Investor to do so; and the Investor has received and carefully read a copy of the Confidential Private Offering Memorandum and Disclosure Document of the Fund dated May 12, 2005, including the Exhibits thereto and Risk Disclosure Statements (the "Memorandum") relating to and describing the terms and conditions of the offering of interests.

b. The Investor has a pre-existing business relationship with the Manager, the Investor's purchaser representative, or an authorized selling agent. The Investor has such knowledge and expertise in financial, tax and business matters and is capable of evaluating the merits and risks of an investment in the interests and of making an informed investment decision with respect thereto. The Investor and the Investor's purchaser representative, if any, have carefully reviewed and understand the various risks of an investment in the Fund, including the risks summarized in the Memorandum under "Risk Factors;" and the Investor can afford to bear the risks of an investment in the Fund, including the risk of losing the Investor's entire investment.

c. The Investor understands that the Managing Member, selling agents and Investor's purchaser representative potentially have conflicts of interest with the Fund, and the Investor has carefully reviewed the various conflicts summarized under "Conflicts of Interest" in the Memorandum.

d. The Investor understands that the data in the performance tables in the Memorandum should be read only in conjunction with the notes to the tables and should not be interpreted to mean that the Fund will have similar results or will realize any profits whatsoever.

e. The Investor is acquiring the Interest for which the Investor has subscribed for the Investor's own account, as principal, for investment and not with a view to the resale or distribution of all or any part of the Interest. The Investor understands that the Interests have not been registered under the Securities Act of 1933 (the "Act"), or any similar state law and cannot be transferred or assigned except in certain limited circumstances set forth in the Fund's Limited Liability Company Operating Agreement (the "Operating Agreement"). The Investor understands that redemption of the interests is restricted and that no market will exist for the resale of such securities. The Investor understands that redemption of interests is restricted as summarized under "Redemptions, Assignments, and Distributions" in the Memorandum.

f. The Investor and the Investor's purchaser representative, if any, have been furnished with any materials relating to the Fund, its operation, the private placement of Interests, the commodity experience of the officers of the Managing Member and Sub-Advisor of the Fund (the "Sub-Advisor"), the performance record of the trading method to be utilized by the Managing Member and Sub-Advisor and any other matter relating to this private placement which they have requested; the Investor and the Investor's purchaser representative, if any, have received answers to all inquiries put to the Managing Member and its principals; and the Investor and the Investor's purchaser representative, if any, have been afforded the opportunity to ask questions and obtain any additional information necessary to verify the accuracy of any representation or information set forth in the Memorandum.

g. The Investor has relied only on the information in the Memorandum and any information furnished or made available to the Investor pursuant to paragraph (f) above in determining to subscribe for an Interest.

h. The Investor is not required to be registered with the Commodity Futures Trading Commission ("CFTC") in any capacity under the Commodity Exchange Act, as amended (the "CEA"), and the CFTC's rules to be so registered and the Investor is not a commodity pool subject to the disclosure requirements of Part 4 of the CFTC's rules; or, in the alternative, the Investor is properly registered with the CFTC in all capacities in which it is required to be registered under the CEA and the CFTC's rules.

i. All the information which the Investor has furnished to the Managing Member in the Purchaser Questionnaire, or which is set forth herein, is correct and complete as of the date of this Agreement, and if there should be any material change in such information prior to the Investor's admission as a Member the Investor will immediately furnish such revised or corrected information to the Managing Member or if there should be any material change in such information at any time while the Investor's is a Member the Investor will notify the Managing Member within 30 calendar days.

j. The Investor, if not a benefit plan investor as described in Section 3 below on the date this Subscription Agreement is signed, agrees to notify the Managing Member immediately if the Investor becomes a benefit plan investor.

k. The Investor agrees that the foregoing representations and warranties may be used as a defense in any actions relating to the Fund or the offering of the Interests, and that it is only on the basis of such representations and warranties that the Managing Member may be willing to accept the Investor's subscription for Interests.

l. Under penalties of perjury, the Investor represents warrants and certifies that the Investor is not subject to "backup withholding" pursuant to Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Investor has provided the Investor's correct tax identification number below.

m. The Investor acknowledges that the Investor has been advised to consult with the Investor's own attorney regarding legal matters concerning the Fund and to consult with the Investor's tax adviser regarding the tax consequences of participating in the Fund.

III. Employee Retirement Income Security Act of 1974, as amended ("ERISA") Accounts.

      If the Investor is acting on behalf of an "employee benefit plan," as defined in and subject to ERISA, or a "plan," as defined in Section 4975 of the Code (a "Plan"), the individual signing this Subscription Agreement on behalf of the undersigned, in addition to the representations and warranties set forth in Section 2 hereof, hereby further represents and warrants, as or on behalf of the fiduciary of the Plan responsible for purchasing Interests in the Fund (the "Plan Fiduciary"), that: (a) the Plan Fiduciary has considered an investment in the Fund in light of the risks relating thereto;
(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the Managing Member, Sub-Advisor, any Selling Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Interests; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Interests for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary
(i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the Managing Member, Sub-Advisor, any selling agent and each of their respective affiliates, and (iii) is qualified to make such investment decision. The Investor will, at the request of the Managing Member, furnish the Managing Member with such information as the Managing Member may reasonably require to establish that the purchase of an Interest by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

IV.     Documentation.

        If the Investor is an entity, the Managing Member may request certain documentation prior to accepting its subscription. Upon request:

        a corporation may be required to deliver one copy of its articles of incorporation and by-laws, and a copy of any document authorizing or governing its investment policies, e.g., resolutions of the Managing Member;

        a company may be required to deliver one copy of its operating agreement or other governing agreement; and

        a trust may be required to deliver one copy of its declaration of trust or other governing instrument and any document authorizing or governing its investment policies.

        Alternatively, entities may submit an opinion of counsel to the effect that the investment proposed to be made in the Fund by the subscriber is authorized (such counsel need not pass on the suitability of such investment, which is a question of fact). In addition, the subscriber should attach a reasonably current balance sheet of the subscriber, a statement of income for the previous year plus any other financial information which the subscriber believes may be relevant to a determination of the suitability of the Fund for the subscriber.

V. Representations and Warranties of the Subscriber under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act").

a. The Investor represents that all of the information it has provided to the Fund in connection with this Agreement is true and correct.

b. The Investor agrees to provide any information deemed necessary by the Managing Member in its sole discretion to comply with its anti-money laundering programs and related responsibilities from time to time.

c. The Investor represents that the Investor, and each beneficial owner of the Investor is not (i) an individual, entity or organization on any Office of Foreign Assets Control "watch list" of foreign nations, organizations and individuals and does not have any affiliation of any kind with such an individual, entity or organization (see http://www.treas.gov/ofac); (ii) a foreign shell bank; (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force; and (iv) an individual or group identified in Executive Order 13224 with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism (please see http://www.treas.gov/terrorism.html).

d. The Investor represents that the funds to be invested in the Fund were not derived from any activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations.

e. The Investor is not, and no beneficial owner of the Investor is, a senior foreign political figure,1 an immediate family member of a senior foreign political figure2 or a close associate of a senior foreign political figure.3

f. The Investor is acquiring the Interest for which the Investor has subscribed for the Investor's own account, risk and beneficial interest, as principal, for investment and not with a view to the resale or distribution of all or any part of such Interest, or, if the Investor is an intermediary subscribing for the Interest on behalf of one or more investors or beneficial owners ("Owners"), the Investor agrees that the representations made in
Section V (a) through (e) herein are made by the Investor on behalf of and with respect to both the Investor and all such Owners.

VI.     Acceptance of Operating Agreement.

        The Investor agrees that as of the date of the acceptance of the Investor's subscription funds by the Company the Investor shall become a Member, and the Investor hereby agrees to each and every term of the Operating Agreement, a copy of the form of which is attached as Exhibit A to the Fund's Memorandum dated May 2005, as amended and supplemented from time to time, as if the Investor's signature were subscribed thereto. Moreover, the Investor agrees to be bound by the terms and conditions of all modifications or amendments to the Operating Agreement in accordance with the terms thereof. The Investor hereby authorizes the Managing Member as the Investor's attorney-in-fact to subscribe the Investor's name to such Operating Agreement or any modification or amendment thereto pursuant to the power of attorney set forth in Section 7 hereof (the "Power of Attorney"). It is understood, however, that this Agreement is not binding on the Fund until the Managing Member accepts it, which acceptance is in the Managing Member's sole discretion.

VII.    Power of Attorney.

a. In connection with the Investor's subscription for Interests, the Investor hereby irrevocably constitutes and appoints the Managing Member, its principals and officers, or any of them, with full power of substitution, as the Investor's true and lawful representative and attorney-in-fact, granting unto such attorney-in-fact full power of substitution and with full power and authority in the Investor's name, place and stead to make, execute, acknowledge, deliver, swear to, file and record in all necessary or appropriate places: (a) the Operating Agreement; (b) all other documents, certificates or instruments that the Managing Member deems appropriate to qualify, continue or terminate the Fund as a limited liability company in the jurisdictions in which the Fund may conduct business; (c) all instruments that the Managing Member deems appropriate to reflect a change or modification of the Fund in accordance with the terms of the Operating Agreement; (d) all other certificates, documents and instruments with any jurisdiction that the Managing Member deems appropriate to carry out the business of the Fund; (e) certificates of assumed name; and (f) all conveyances and other instruments that the Managing Member deems appropriate to effect the dissolution and liquidation of the Fund.

b. This Power of Attorney is coupled with an Interest, is irrevocable, and shall survive the death, dissolution, incompetence or incapacity of the Investor or an assignment by the Investor of the Investor's Interests except that where the assignee thereof has been admitted to the Fund as a substituted member, this Power of Attorney shall survive such assignment for the sole purpose of enabling the Managing Member to execute, acknowledge and file any certificate, instrument or document necessary or appropriate to effect such substitution.

c. The Investor hereby agrees to be bound by all of the representations of the attorney-in-fact and waives any and all defenses that may be available to the Investor to contest, negate or disaffirm the actions of the attorney-in-fact or its successors under this Power of Attorney, and hereby ratifies and confirms all acts that said attorney-in-fact may take as attorney-in-fact hereunder in all respects, as though performed by the Investor.

VIII. Additional Subscriptions.

        Subject to the terms of the Memorandum and the Operating Agreement, Members may purchase additional Interests as of the first day of any calendar month (or at other times as determined by the Managing
Member) subject to the consent of the Managing Member, in its sole discretion. Therefore, the Member hereby represents, warrants and agrees that all of the representations and warranties of the Investor set forth herein and in the Purchaser Questionnaire will be true and correct on the date any such additional purchase of Interests is made
(or, if there have been any changes in such information, the Investor will have advised the Fund in writing of such changes).

IX.     Assignability.

        The Investor agrees not to transfer or assign this Subscription Agreement or any interest of the Investor therein. This Subscription Agreement and the representations and warranties contained herein or in the Purchaser Questionnaire shall be binding upon the heirs, executors, administrators, and other successors of the Investor and this Subscription Agreement shall inure to the benefit of and be enforceable by the Fund. If there is more than one signatory hereto, the obligations, representations, warranties, and agreements of the Investor are made jointly and severally.

X.      Applicable Law.

        This Subscription Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Any and all litigation arising out of this Subscription Agreement shall be conducted only in courts located in the State of Georgia.

XI.     Entire Agreement.

        This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, may be amended only by a writing executed by all of the parties, and supersedes any prior agreement between the parties with respect to the subject matter hereof.

XII.    State Securities Legend.

        Prospective investors from the following state should note the required legend below.

Georgia Investors. THE UNITS WILL BE SOLD IN RELIANCE ON THE EXEMPTION FROM SECURITIES REGISTRATION CONTAINED IN PARAGRAPH 13 OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.


[THIS PAGE INTENTIONALLY LEFT BLANK]



PURCHASER QUESTIONNAIRE

Investor Information

Title of Account as it should appear in our records (e.g.: John Doe or ABC Custodian FBO John Doe IRA Account#000-000)

Taxpayer ID to be used for tax reporting purposes (Custodian tax ID for IRA/Keogh/Pension)

Mailing Address of Investor

City
State
Zip Code

      Check here if you prefer to receive account information by email.

Investor Email Address

Daytime Area Code and Telephone Number
Evening Area Code and Telephone Number


Financial Advisor

Financial Advisor/Account Executive

Area Code and Telephone Number


Broker/Dealer (if applicable)


Account Reporting

If the units are to be held in a custodial or brokerage account, please complete the following:

Custodian or Brokerage Firm Name

Area Code and Telephone Number

Custodian or Brokerage Account Number

If the units are to be reported to a Reporting Agency, please complete the following:

Reporting Agency Name

Area Code and Telephone Number

Reporting Agency Account Number

If you would like duplicate statements send to any other third party, please complete the following. Please note that your financial advisor and custodian will automatically receive account information.


Third Party Name

Mailing Address of Third Party

City
State
Zip Code

      Check here if the third party prefers to receive account information by email.

Third Party Email Address

Investment Details

      A Units
      B Units
      C Units

Subscription Amount: $

If A Units, Selling Commission Rate (0-4%):    %

Less Selling Commission: $

Net Investment Amount: $

      Check Enclosed      Wire to Follow


Type of Account

 Individual
 S-Corporation
 Joint Tenants with Right of Survivorship *
 Other Corporation
 Tenants in Common *
 Irrevocable Trust
 Community Property
 Estate
 Individual Retirement Account (IRA)
 Retirement Plan  (The PLAN is the Subscriber)
 Self-Directed Account in a Retirement Plan
 General Partnership
 Revocable Trust
 Limited Partnership
* Both Parties must sign.
 Limited Liability Company
 Other Entity (specify)



Please Complete SECTION 1, beginning on page 9.
Please Complete SECTION 2, beginning of page 13.


SECTION 1
Individual Investors Must Complete this Section

1. For the purpose of complying with certain state securities laws, the following information is required.

In which State(s) do you file Income Tax Teturns?

In which State do you hold a valid Driver's License?

In which State are you registered to vote?

2.  Date of Birth (Individuals) or Date of Formation (Entities)

3.  Employer

4.  Nature of Employer's Business

5.  Your Position

6.  Previous Investment Experience:

(a) Do you have a brokerage account?   Yes   No

(b) Have you ever bought securities which were exempt from federal and state
registration (private placement offerings)?   Yes   No

(c) Have you ever invested in an issuer whose form of business was a limited
partnership or limited liability company?   Yes   No

7.  Do you intend to purchase Interests solely for your own account?   Yes
No

If no, please indicate who else would have a direct or indirect interest in the Interests purchased and the nature of that interest.

8. BY INITIALING BELOW, I HEREBY ACKNOWLEDGE THAT I HAVE READ AND I UNDERTSAND THE FOLLOWING PRIVACY POLICY OF THE MANAGING MEMBER AND THE FUND:

THE MANAGING MEMBER AND THE FUND COLLECT INFORMATION ABOUT INVESTORS PROVIDED ON SUBSCRIPTION AGREEMENTS AND ON ANY OTHER FORMS DELIVERED TO THE MANAGING MEMBER OR THE FUND BY INVESTORS. THE MANAGING MEMBER AND THE FUND WILL NOT DISCLOSE ANY NONPUBLIC PERSONAL INFORMATION ABOUT CURRENT OR FORMER INVESTORS TO ANYONE, EXCEPT AS PERMITTED BY LAW. WITH RESPECT TO INTERNAL SECURITY PROCEDURES, THE MANAGING MEMBER AND THE FUND RESTRICT ACCESS TO INVESTORS' NONPUBLIC PERSONAL INFORMATION TO THOSE MEMBERS, OFFICERS OR EMPLOYEES OF THE MANAGING MEMBER WHO NEED TO KNOW THAT INFORMATION TO OPERATE THE FUND AND TO PERFORM RELATED SERVICES TO THE INVESTORS. IN ADDITION, THE MANAGING MEMBER AND THE FUND MAINTAIN PHYSICAL, ELECTRONIC AND PROCEDURAL SAFEGUARDS THAT COMPLY WITH FEDERAL STANDARDS TO GUARD INVESTORS' NONPUBLIC PERSONAL INFORMATION.


Acknowledged
Initials


In order to induce the Fund to permit the Investor to purchase Interests, the Investor hereby represents as follows:

9.      "Accredited Investor" Status.

To ensure that Interests are sold pursuant to an appropriate exemption from registration under applicable federal and state securities laws, the Investor is furnishing certain information by checking all boxes below preceding any statement below which is applicable to the Investor. By checking one of the boxes below (other than O.), the Investor represents that the Investor is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D under the Act.

The Investor certifies that the information contained in each of the following checked statements (to be checked by the Investor only if applicable) is true and correct and hereby agrees to immediately notify the Managing Member of any changes which should occur in such information prior to the Managing Member's acceptance of any subscription.

(a) The investor is a natural person whose individual net worth or joint net worth with that person's spouse as of the date hereof is in excess of $1,000,000.

(b) The Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has reasonable expectation of reaching the same income level in the current year.

(c) The Investor is a director or executive officer of the Fund's Managing
Member.

(d) None of the foregoing statements is true with respect to the Investor.

10. Foreign Person Status.  Check the statement below if applicable:

Under penalties of perjury, the Investor represents, warrants and certifies that the Investor is a foreign person as defined in Section 1446(e) of the Code and that the Investor will notify the Fund within sixty (60) days of a change to foreign status.

11. Employee Benefit Plan Status.  Check the statement below if applicable:

The Investor is an employee benefit plan within the meaning of ERISA (including both 401(k) and other types of defined contribution plans) that permits participant directed investments.


SIGNATURE


Executed At (City & State)



Signature of Subscriber


Date


Signature of Joint Subscriber (if applicable)


Date


SECTION 2

Entity Investors Must Complete this Section


1.  Please state the nature of the Investor's business:

2.  State of Formation
    Date of Formation

3.  Was the Investor organized for the specific purpose of acquiring the
Interests?    Yes   No

If "Yes," please explain.

4. Were the securities of or interests in the Investor sold by way or a registered public offering or an unregistered private placement? If "Yes,"
please explain.   Yes   No

5.  $             Approximate Total Assets of the Investor
    $             Net Worth of the Investor

6.  Will more than 40% of Investor's Total Assets be invested in the
Interests?   Yes   No

7.  Number of beneficial owners in the Investor:

8. Please provide a breakdown of the number of each of the following types of beneficial owners in the Investor, and if a beneficial owner is a corporation, limited liability company, partnership, trust, or other entity, provide the number of shareholders, partners, beneficiaries, or other equity or beneficial owners of each such beneficial owner.

Type of Beneficial       Number of Such       If an  Entity Beneficial Owner
Owner                    Beneficial Owners    Number of its Beneficial Owners

Individuals
Corporations
Limited Liability Companies
Partnerships
Trusts
Other Entities (describe below)

9. If the Investor is a partnership or limited liability company, is the investment in Interests being participated in by the partners or members of the Investor in substantially the same proportions as prior investments made
by the Investor?  If "No," please explain.   Yes   No   Not Applicable

10. Is the Investor engaged, or has the Investor ever held itself out or does the Investor presently hold itself out or anticipate holding itself out to the beneficial owners or the public as being engaged, or does the Investor anticipate engaging, in the business of investing, reinvesting, owning,
holding, or trading in securities?  If "Yes," give details.   Yes   No

11. Is the Investor a registered investment company under the Investment
Company Act of 1940, as amended, (the "1940 Act")?   Yes   No

12. Does the Investor rely on the exemptions from the 1940 Act provided by
Section 3(c)(1) or 3(c)(7) thereunder?   Yes   No

In order to induce the Fund to permit the Investor to purchase Interests, the Investor hereby represents as follows:

13.    "Accredited Investor" Status.

To ensure that Interests are sold pursuant to an appropriate exemption from registration under applicable federal and state securities laws, the Investor is furnishing certain information by checking all boxes below preceding any statement below which is applicable to the Investor. By checking one of the boxes below (other than L.), the Investor represents that the Investor is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D under the Act.

The Investor certifies that the information contained in each of the following checked statements (to be checked by the Investor only if applicable) is true and correct and hereby agrees to immediately notify the Managing Member of any changes which should occur in such information prior to the Managing Member's acceptance of any subscription.

(a) The Investor is an irrevocable trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Interests, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)
(ii) of Regulation D under the Act.

(b) The Investor is an employee benefit plan within the meaning of ERISA, and (please check one):

the investment decision has been made by a plan fiduciary, as defined in
Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, investment decisions are made solely by persons that are accredited investors and all participants and beneficiaries in such plan are accredited investors.

(c) The Investor is a private business development company as defined in
Section 202(a)(22) of the Advisers Act of 1940, as amended (the "Advisers
Act").

(d) The Investor is an organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring interests in the Fund, with total assets in excess of $5,000,000.

(e) The Investor is a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)
(5)(A) of the Act whether acting in its individual capacity for its own account or fiduciary capacity for the account of an accredited investor.

(f) The Investor is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

(g) The Investor is an insurance company as defined in Section 2(13) of the Act acting for its own account or for the account of an accredited investor.

(h) The Investor is an investment company registered under the 1940 Act or a business development company as defined in Section 2(a)(48) of that Act and was not formed for the specific purpose of investing in the Fund.

(i) The Investor is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(j) The Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

(k) The Investor is an entity in which each of the equity owners is described in one of statements (a) through (j) above.

(l) The Investor is an entity in which each of the equity owners is described in one of statements in Section 1, Item 9 (a) through (d).

(m) None of the foregoing statements is true with respect to the Investor.

14. Foreign Person Status.  Check the statement below if applicable:

Under penalties of perjury, the Investor represents, warrants and certifies that the Investor is a foreign person as defined in Section 1446(e) of the Code and that the Investor will notify the Fund within sixty (60) days of a change to foreign status.

15. Employee Benefit Plan Status.  Check the statement below if applicable:

The Investor is an employee benefit plan within the meaning of ERISA (including both 401(k) and other types of defined contribution plans) that permits participant directed investments.

If any participant in an employee benefit plan is permitted to direct the investment of assets in such plan, then (a) the investment in the Fund will be made as part of a generic investment option made available by such plan;
(b) the decision to invest assets of the generic investment option will be made without direction from or consultation with the participant; (c) immediately following the investment in the Fund, such investment will constitute less than 50% of the assets of the generic investment option; and
(d) no representation has been or will be made to the participant that any specific portion of the generic investment option will be invested in the Fund or that assets will continue to be invested in the Fund, and any materials regarding the Fund provided to the participant will contain a disclaimer to such effect.


SIGNATURE PAGE


The undersigned warrants that he/she has full power and authority to execute this Subscription Agreement on behalf of the above entity, and investment in the Fund is not prohibited by the governing documents of the entity or by any law applicable to such entity.


Executed At (City & State)


Signature


Print Name of Signatory


Date


Signature


Print Name of Signatory


Date


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ACCEPTANCE

The undersigned, as Managing Member of Aspen Diversified Fund, LLC, hereby accepts the foregoing subscription as to $ _________________________ this ____ day of ______________, 20____. This subscription shall not be binding until accepted by the Managing Member and shall become effective as of the date of such acceptance, upon the terms set forth in Section 2 of the Subscription Agreement.

MANAGING MEMBER:
ASPEN PARTNERS, LTD.

By:


Jeremy Standrod
Executive Vice President



Aspen Partners, Ltd. hereby acknowledges, accepts and agrees to the appointment of it as an investment manager as described in Section 3(38) of ERISA of the Plan(s) named above with respect to assets of the Fund which are deemed for purposes of ERISA or Section 4975 of the Code to be assets of the Plan(s) during such times as such Fund assets so constitute Plan assets and Aspen Partners, Ltd. hereby acknowledges that during such times the undersigned will be a fiduciary under ERISA with respect to such Plan(s).

ASPEN PARTNERS, LTD.

By:


Jeremy Standrod
Managing Director


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